For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
February 28, 2005

TERABEAM WIRELESS ANNOUNCES FINANCIAL RESULTS
FOR ITS FOURTH QUARTER AND YEAR END 2004

        FALLS CHURCH, VA, February 28, 2005 – Terabeam Wireless, the business name of YDI Wireless, Inc. (NASDAQ:YDIW), a leading developer and supplier of broadband wireless solutions, today reported its unaudited financial results for the fourth quarter and year ended December 31, 2004.

        Total assets as of December 31, 2004 were $77.3 million, an increase of approximately 273% from the total assets of $20.7 million as of December 31, 2003 and a decrease of approximately 4% from the total assets of $80.2 million as of September 30, 2004. Total liabilities as of December 31, 2004 were $11.3 million, an increase of approximately 151% from the total liabilities of $4.5 million as of December 31, 2003 and a decrease of approximately 24% from the total liabilities of $14.9 million as of September 30, 2004. Total stockholders’ equity as of December 31, 2004 was $66.0 million, an increase of approximately 308% from the total stockholders’ equity of $16.2 million as of December 31, 2003 and an increase of approximately 1% from the total stockholders’ equity of $65.3 million as of September 30, 2004.

        Revenue for the quarter ended December 31, 2004 was $5.8 million, an increase of approximately 4% from the revenue of $5.5 million for the quarter ended December 31, 2003 and a decrease of approximately 9% from the revenue of $6.4 million for the quarter ended September 30, 2004. Revenue for the year ended December 31, 2004 was $22.9 million, a decrease of approximately 16% from the revenue of $27.2 million for the year ended December 31, 2003.

        The net income for the quarter ended December 31, 2004 was $2.3 million ($0.10 per share-diluted) compared to net loss of $45,000 ($0.00 per share-diluted) for the quarter ended December 31, 2003 and net loss of $2.4 million ($0.09 per share-diluted) for the quarter ended September 30, 2004. The net income for the quarter ended December 31, 2004 included a one-time gain of approximately $3.7 million on the sale of the Phazar Corp common stock previously owned by Terabeam Wireless.

        The net loss for the year ended December 31, 2004 was $1.3 million ($0.07 per share-diluted), including the previously discussed one-time gain of $3.7 million, compared to net income of $4.6 million ($0.36 per share-diluted) for the year ended December 31, 2003. The net income for the year ended December 31, 2003 included a one-time gain of $4.3 million resulting from the immediate recognition of the negative goodwill from the Young Design-Telaxis transaction.

Terabeam Wireless Announces Financial Results
For Its Fourth Quarter and Year End 2004
February 28, 2005

        Robert Fitzgerald, Terabeam Wireless’ Chief Executive Officer, stated, “2004 was a challenging year. We feel that we are making good progress in transforming Terabeam from a niche player into a strong leader in the wireless market. Although we are disappointed that the Phazar acquisition did not happen, we were able to liquidate our minority position with a good profit. We remain very focused on top line growth both through organic growth and additional acquisition opportunities as they arise. We are highly encouraged by the significant quantity of large opportunities that we are seeing and the challenge for us in 2005 is to continuously improve our channels of distribution, customer service and product offering.”

Conference Call Information

        Terabeam Wireless will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others on March 1, 2005 starting at 8:30 a.m. Eastern Time. The discussion may include forward-looking information.

        To participate in this conference call, please dial 800-967-7134 (or 719-457-2625 for international callers), confirmation code 4121262 for all callers, at least five minutes before start time. The conference call will also be broadcast live over the Internet, but only telephonic participants will be able to ask questions. Investors and others are invited to visit Terabeam Wireless’ website at http://www.terabeam.com/corporate to access this Internet broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 4121262 for all callers, and over the Internet for approximately 90 days at Terabeam Wireless’ website at http://www.terabeam.com/corporate.

About Terabeam Wireless
Terabeam Wireless is the business name of YDI Wireless, Inc. Terabeam Wireless is a world leader in providing extended range, license-free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 9600 bps to 1.42 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs, and wireless virtual private networks. Additional information about Terabeam Wireless as well as its complete product line can be found at the company’s website located at http://www.terabeam.com or by contacting the company by telephone at 413-665-8551 or by email at IR@terabeam.com.

Terabeam Wireless Announces Financial Results
For Its Fourth Quarter and Year End 2004
February 28, 2005

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in Terabeam Wireless’ industries and resulting impacts on its pricing, gross margins, and general financial performance; and difficulties in predicting Terabeam Wireless’ future financial performance. Further information on these and other factors that could affect Terabeam Wireless’ actual results is and will be included in filings made by Terabeam Wireless from time to time with the Securities and Exchange Commission and in its other public statements.

– Financial Tables follow –

Terabeam Wireless Announces Financial Results
For Its Fourth Quarter and Year End 2004
February 28, 2005

YDI WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
December 31,
(In thousands, except share data)
(unaudited)

	2004	2003
Assets
Current assets:
Cash and cash equivalents	$35,368	$8,990
Investment securities - available-for-sale	5,369	—
Accounts receivable, net	2,972	2,511
Refundable income taxes	151	226
Inventory	7,442	3,134
Assets held for sale	—	790
Prepaid expenses	253	162

Total current assets	51,555	15,813

Property and equipment, net	2,511	1,747

Other Assets:
Restricted cash	5,136	—
Investment securities - available-for-sale	—	2,316
Investment securities - available-for-sale (at cost)	—	311
Goodwill	6,072	—
Intangible assets, net	11,919	483
Deposits	91	49

Total other assets	23,218	3,159

Total assets	$77,284	$20,719

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$6,965	$3,023
Deferred income	159	—
Current maturities of notes payable	2,899	213

Total current liabilities	10,023	3,236

Notes payable, net of current maturities	1,270	1,298

Total liabilities	11,293	4,534

Commitments and contingencies	—	—

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at December
31, 2004 and December 31, 2003	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 22,845,847 issued, 22,345,847 outstanding at December 31, 2004 and 14,179,882 issued and
outstanding at December 31, 2003	228	142
Additional paid-in capital	59,637	6,173
Retained earnings	7,277	8,673
Treasury stock	(1,155)	—
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	4	1,197

Total stockholders' equity	65,991	16,185

Total liabilities and stockholders' equity	$77,284	$20,719

Terabeam Wireless Announces Financial Results
For Its Fourth Quarter and Year End 2004
February 28, 2005

YDI WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Revenues	$5,777	$5,547	$22,897	$27,241

Cost of goods sold	2,988	2,574	13,414	15,714

Gross profit	2,789	2,973	9,483	11,527

Operating expenses:
Selling costs	758	503	2,557	2,204
Research and development	911	424	2,949	1,704
General and administrative	2,688	2,067	9,976	7,090

Total operating expenses	4,357	2,994	15,482	10,998

Operating income (loss)	(1,568)	(21)	(5,999)	529

Other income (expenses):
Interest income	400	16	810	128
Interest expense	(70)	(55)	(209)	(149
Other income	3,541	43	4,050	53

Total other income	3,871	4	4,651	32

Income (loss) before income taxes and extraordinary gain	2,303	(17)	(1,348)	561

Provision (benefit) for income taxes	(4)	28	(2)	261

Income (loss) before extraordinary gain	2,307	(45)	(1,346)	300

Extraordinary gain	—	—	—	4,347

Net income (loss)	$2,307	$(45)	$(1,346)	$4,647

Weighted average shares - basic	22,784	13,763	19,792	12,571

EPS, basic	$0.10	$(0.00)	$(0.07)	$0.37

Weighted average shares - diluted	23,213	13,763	19,792	12,841

EPS, diluted	$0.10	$(0.00)	$(0.07)	$0.36